Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces 2020 Financial Results

Fourth Quarter Operating Cash Flow Increased 23% to $574 Million

Sarasota, Florida, January 29, 2021 ... Roper Technologies, Inc. (NYSE: ROP), a leading diversified technology company, reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020

Fourth quarter GAAP and adjusted revenue increased 8% to $1.51 billion, while organic revenue decreased 2%. GAAP and adjusted gross margin expanded 20 basis points to 64.2% and 64.3%, respectively.

GAAP diluted earnings per share (“DEPS”) was $2.41, a 71% decrease, and adjusted DEPS was $3.56, a 5% increase. Prior year GAAP results included a pretax gain of $801 million associated with the divestiture of Gatan.

EBITDA increased 7% to $552 million and EBITDA margin decreased 40 basis points to 36.6%. Operating cash flow and free cash flow increased 23% to $574 million and $558 million, respectively.

Full Year 2020

Full year GAAP and adjusted revenue increased 3% to $5.53 billion and $5.54 billion, respectively. Organic revenue decreased 1%.

EBITDA increased 3% to $1.98 billion and EBITDA margin was 35.8%, which was flat versus the prior year. GAAP operating cash flow increased 4% to $1.53 billion and adjusted operating cash flow increased 14% to $1.72 billion. Adjusted free cash flow increased 16% to $1.67 billion, representing 30% of adjusted revenue.

"Roper had a great 2020, highlighted by tremendous operational execution and disciplined capital deployment," said Neil Hunn, Roper’s President and CEO. "Against the unprecedented backdrop of COVID, we meaningfully enhanced the quality of our enterprise. We saw solid growth in our software recurring revenue while investing for accelerated growth across the broader portfolio. In addition, we took advantage of attractive market conditions to successfully deploy $6 billion of capital toward high-quality software acquisitions. Importantly, our free cash flow grew 16% in 2020.”

2021 Outlook and Guidance

"We enter the new year well positioned to continue driving double-digit cash flow compounding for our shareholders,” said Mr. Hunn. “Our expanded recurring revenue base exiting 2020 provides a tailwind, and we are seeing improvement in licenses and services pipelines, which should further accelerate growth. Furthermore, our high-margin product businesses are poised to rebound after COVID restrictions meaningfully impacted most of last year. Finally, we expect our 2021 results will be enhanced by contributions from our high-quality software acquisitions completed in the second half of 2020."

Roper expects full year adjusted DEPS of $14.35 - $14.75 with first quarter adjusted DEPS of $3.26 - $3.32.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference Call to be Held at 8:00 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Friday, January 29, 2021. The call can be accessed via webcast or by dialing +1 844-750-4898 (US/Canada) or +1 412-317-5294 and referencing Roper Technologies. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 412-317-0088 with access code 10150882.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue, Gross Profit, and EBITDA Reconciliation ($M)

	Q4 2019	Q4 2020		V %	FY 2019	FY 2020		V %
Adjusted Revenue Reconciliation
GAAP Revenue	$1,395	$1,505		8%	$5,367	$5,527		3%
Purchase accounting adjustment to acquired deferred revenue	5	5	A		11	12	A
Adjusted Revenue	$1,400	$1,510		8%	$5,377	$5,539		3%

Components of Adjusted Revenue Growth
Organic				(2)%				(1)%
Acquisitions/Divestitures				9%				4%
Foreign Exchange				1%				—%
Total Adjusted Revenue Growth				8%				3%

Adjusted Gross Profit Reconciliation
GAAP Gross Profit	$893	$967			$3,427	$3,543
Purchase accounting adjustment to acquired deferred revenue	5	5	A		11	12	A
Adjusted Gross Profit	$898	$972		8%	$3,438	$3,555		3%

GAAP Gross Margin	64.0%	64.2%		+20bps	63.9%	64.1%		+20 bps
Adjusted Gross Margin	64.1%	64.3%		+20bps	63.9%	64.2%		+30 bps

Adjusted EBITDA Reconciliation
GAAP Net Earnings	$871	$256			$1,768	$950
Taxes	277	62			460	260
Interest Expense	49	64			187	219
Depreciation	13	15			49	53
Amortization	104	148			367	467
EBITDA	$1,314	$544		(59)%	$2,830	$1,949		(31)%

Purchase accounting adjustment to acquired deferred revenue and commission expense	5	3	A		10	10	A
Restructuring charge associated with certain Process Technologies businesses	—	—			—	14
Transaction-related expenses for completed acquisitions and divestiture	—	5	B		6	9	B
Gain on sale of Gatan and Scientific Imaging businesses	(801)	—			(921)	—
Adjusted EBITDA	$518	$552		7%	$1,925	$1,981		3%
% of Adjusted Revenue	37.0%	36.6%		(40 bps)	35.8%	35.8%		0 bps

Table 2: Adjusted DEPS Reconciliation C

	Q4 2019	Q4 2020		V %	FY 2019	FY 2020		V %
GAAP DEPS	$8.28	$2.41		(71)%	$16.82	$8.98		(47)%
Purchase accounting adjustment to acquired deferred revenue and commission expense	0.04	0.03	A		0.08	0.07	A
Restructuring charge associated with certain Process Technologies businesses	—	—			—	0.10
Transaction-related expenses for completed acquisitions and divestiture	—	0.03	B		0.04	0.12	B
Amortization of acquisition-related intangible assets D	0.77	1.09			2.74	3.46
Gain on sale of Gatan and Scientific Imaging businesses	(5.70)	—			(6.54)	—
Deferred tax expense adjustments due to held-for-sale classification of Gatan	—	—			(0.10)	—
Rounding	—	—			0.01	0.01
Adjusted DEPS	$3.39	$3.56		5%	$13.05	$12.74		(2)%

Table 3: Adjusted Cash Flow Reconciliation ($M)

	Q4 2019	Q4 2020	V %	FY 2019	FY 2020	V %
Operating Cash Flow	$466	$574	23%	$1,462	$1,525	4%
Cash taxes paid on sale of Gatan	—	—		—	192
Cash taxes paid on sale of Scientific Imaging businesses	—	—		39	—
Adjusted Operating Cash Flow	466	574	23%	1,501	1,717	14%
Capital Expenditures	(10)	(8)		(53)	(31)
Capitalized Software Expenditures	(2)	(8)		(10)	(18)
Adjusted Free Cash Flow	$453	$558	23%	$1,438	$1,668	16%

Table 4: Forecasted Adjusted DEPS Reconciliation C

	Q1 2021		FY 2021
	Low End	High End	Low End	High End
GAAP DEPS	$2.18	$2.24	$10.09	$10.49
Purchase accounting adjustment to acquired deferred revenue and commission expense A	—	—	(0.04)	(0.04)
Amortization of acquisition-related intangible assets D	1.08	1.08	4.30	4.30
Adjusted DEPS	$3.26	$3.32	$14.35	$14.75

A.2020 actual results and 2021 forecast of estimated acquisition-related fair value adjustments to deferred revenue and commission expense related to the acquisitions of Foundry, iPipeline and Vertafore as shown below ($M except per share data).

	Q4 2020A	FY 2020A	Q1 2021E	FY 2021E
Pretax	$3	$10	$—	$(5)
After-tax	$3	$8	$—	$(4)
Per Share	$0.03	$0.07	$—	$(0.04)

B.Transaction-related expenses for the FMIC, Team TSI, Vertafore, IFS, WELIS, and EPSi acquisitions (Q4'20 $5M pretax, $4M after-tax; FY'20 $9M pretax, $7M after-tax), and associated Q3'20 bridge financing origination fee ($7M pretax, $6M after-tax).

C.All 2019, 2020, and 2021 adjustments taxed at 21%, except for the gain on sale of the Scientific Imaging businesses and the Gatan business, which were taxed at 27% and 25%, respectively.

D.Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 21% applied to amortization.

	Q4 2019A	FY 2019A	Q4 2020A	FY 2020A	Q1 2021E	FY 2021E
Pretax	$103	$364	$146	$462	$145	$579
After-tax	$81	$288	$116	$365	$115	$458
Per share	$0.77	$2.74	$1.09	$3.46	$1.08	$4.30

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include the effects of the COVID-19 pandemic on our business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors which we cannot accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on our customers, suppliers, and business partners, and how quickly economies and demand for our products and services recover after the pandemic subsides. Such risks and uncertainties also include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crisis (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with litigation, including asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

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Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2020	December 31, 2019
ASSETS:

Cash and cash equivalents	$308.3	$709.7
Accounts receivable, net	863.0	791.6
Inventories, net	198.4	198.6
Income taxes receivable	21.9	18.5
Unbilled receivables	241.7	183.5
Other current assets	119.0	97.6
Total current assets	1,752.3	1,999.5

Property, plant and equipment, net	140.6	139.9
Goodwill	14,395.2	10,815.4
Other intangible assets, net	7,206.9	4,667.7
Deferred taxes	104.0	95.6
Other assets	425.8	390.8

Total assets	$24,024.8	$18,108.9

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$177.8	$162.0
Accrued compensation	286.1	240.1
Deferred revenue	994.6	831.8
Other accrued liabilities	457.0	346.2
Income taxes payable	26.9	215.1
Current portion of long-term debt, net	502.0	602.2
Total current liabilities	2,444.4	2,397.4

Long-term debt, net of current portion	9,064.5	4,673.1
Deferred taxes	1,562.5	1,108.1
Other liabilities	473.6	438.4
Total liabilities	13,545.0	8,617.0

Common stock	1.1	1.1
Additional paid-in capital	2,097.5	1,903.9
Retained earnings	8,546.2	7,818.0
Accumulated other comprehensive loss	(147.0)	(212.8)
Treasury stock	(18.0)	(18.3)
Total stockholders' equity	10,479.8	9,491.9

Total liabilities and stockholders' equity	$24,024.8	$18,108.9

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net revenues	$1,505.3	$1,394.8	$5,527.1	$5,366.8
Cost of sales	538.7	501.9	1,984.1	1,939.7
Gross profit	966.6	892.9	3,543.0	3,427.1

Selling, general and administrative expenses	585.9	494.5	2,111.9	1,928.7
Income from operations	380.7	398.4	1,431.1	1,498.4

Interest expense, net	63.7	49.0	218.9	186.6
Other income (expense), net	0.5	(2.5)	(2.9)	(5.1)
Gain on disposal of businesses	—	801.1	—	920.7

Earnings before income taxes	317.5	1,148.0	1,209.3	2,227.4

Income taxes	61.7	276.9	259.6	459.5

Net earnings	$255.8	$871.1	$949.7	$1,767.9

Earnings per share:
Basic	$2.44	$8.37	$9.08	$17.02
Diluted	$2.41	$8.28	$8.98	$16.82

Weighted-average common shares outstanding:
Basic	104.9	104.1	104.6	103.9
Diluted	106.0	105.2	105.7	105.1

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Twelve months ended December 31,
	2020		2019		2020		2019
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$548.5		$410.8		$1,799.9		$1,588.0
Network Software & Systems	448.2		425.8		1,738.6		1,529.5
Measurement & Analytical Solutions	372.9		387.9		1,469.9		1,596.4
Process Technologies	135.7		170.3		518.7		652.9
Total	$1,505.3		$1,394.8		$5,527.1		$5,366.8

Gross profit:
Application Software	$376.9	68.7%	$273.2	66.5%	$1,228.7	68.3%	$1,064.7	67.0%
Network Software & Systems	301.5	67.3%	294.4	69.1%	1,166.6	67.1%	1,058.0	69.2%
Measurement & Analytical Solutions	215.8	57.9%	227.1	58.5%	870.3	59.2%	933.2	58.5%
Process Technologies	72.4	53.4%	98.2	57.7%	277.4	53.5%	371.2	56.9%
Total	$966.6	64.2%	$892.9	64.0%	$3,543.0	64.1%	$3,427.1	63.9%

Operating profit*:
Application Software	$132.1	24.1%	$105.5	25.7%	$468.7	26.0%	$405.4	25.5%
Network Software & Systems	146.2	32.6%	146.5	34.4%	549.8	31.6%	538.5	35.2%
Measurement & Analytical Solutions	114.0	30.6%	125.7	32.4%	473.5	32.2%	501.1	31.4%
Process Technologies	39.9	29.4%	63.0	37.0%	131.6	25.4%	225.8	34.6%
Total	$432.2	28.7%	$440.7	31.6%	$1,623.6	29.4%	$1,670.8	31.1%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $51.5 and $42.3 for the three months ended December 31, 2020 and 2019, respectively, and $192.5 and $172.4 for the twelve months ended December 31, 2020 and 2019, respectively.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Years ended December 31,
	2020	2019
Cash flows from operating activities:
Net earnings	$949.7	$1,767.9
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	53.4	49.2
Amortization of intangible assets	467.4	366.8
Amortization of deferred financing costs	10.9	7.3
Non-cash stock compensation	121.7	104.5
Gain on disposal of businesses, net of associated income tax	—	(687.3)
Income tax provision, excluding tax associated with gain on disposal of businesses	259.6	226.1
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	53.3	(46.7)
Unbilled receivables	(39.3)	(12.0)
Inventories	4.6	(17.3)
Accounts payable and accrued liabilities	121.6	(12.2)
Deferred revenue	56.9	108.8
Cash tax paid for gain on disposal of businesses	(201.9)	(39.4)
Cash income taxes paid, excluding tax associated with gain on disposal of businesses	(313.2)	(331.5)
Other, net	(19.6)	(22.4)
Cash provided by operating activities	1,525.1	1,461.8

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(6,018.1)	(2,387.3)
Capital expenditures	(31.2)	(52.7)
Capitalized software expenditures	(17.7)	(10.2)
Proceeds from (used in) disposal of businesses	(4.3)	1,156.8
Other, net	(2.6)	(2.6)
Cash used in investing activities	(6,073.9)	(1,296.0)

Cash flows from (used in) financing activities:
Proceeds from senior notes	3,300.0	1,200.0
Payment of senior notes	(600.0)	—
Borrowings (payments) under revolving line of credit, net	1,620.0	(865.0)
Debt issuance costs	(42.0)	(12.1)
Cash dividends to stockholders	(214.1)	(191.7)
Treasury stock sales	10.5	6.8
Proceeds from stock based compensation, net	64.4	34.9
Other, net	(1.9)	4.1
Cash provided by financing activities	4,136.9	177.0

Effect of exchange rate changes on cash	10.5	2.5

Net increase (decrease) in cash and cash equivalents	(401.4)	345.3

Cash and cash equivalents, beginning of year	709.7	364.4

Cash and cash equivalents, end of year	$308.3	$709.7